For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
LARRY KEENER TO RETIRE AS PRESIDENT, RETAIL AT CAVCO INDUSTRIES, INC.; MATT NIÑO NAMED AS REPLACEMENT

PHOENIX, AZ, February 3, 2020 – Larry Keener has announced his intention to retire from Cavco Industries, Inc. (NASDAQ: CVCO) ("the "Company") effective March 28, 2020. Effective March 29, 2020, Matt Niño has been named to replace Mr. Keener in the role of President, Retail.
Larry Keener’s career with the company began in Palm Harbor Homes, Inc. ("PHH") in 1979 at one of PHH's first two factories. From there he rose to Chief Executive Officer in 1997 and Chairman of the Board in 2005. He was instrumental in growing PHH into a vertically integrated operation that included 19 plants, 153 retail stores, a mortgage company and an insurance company. Since 2011 when PHH was purchased by Cavco, Larry’s leadership has been a steadying force throughout the company. Beyond his tangible business success and the respect he has throughout the industry, Larry has been a mentor, confidant and advisor to many.
Matt Niño assumes his new role as the Company's President of Retail with over 30 years of retail experience, 23 of those years with the Palm Harbor Villages ("PHV") organization. For the past 17 years, Matt has served as Executive Vice President of Retail with responsibilities spanning the breadth of the Company's retail operations. Mr. Niño will be responsible for oversight of existing retail operations and, more broadly, for developing strategies to strengthen the market presence of Cavco manufactured homes nationwide.
Bill Boor, President and CEO commented, "Larry has been a giant for the manufactured housing industry and at Cavco for many years. What really stands out is his very principled approach to business and how he truly cares about the people he works with. I know I speak for everyone at Cavco in saying that he will be truly missed and in thanking him for the positive impact he has had on so many."
Mr. Boor continued, "I’m very excited to have Matt step into his new role. Matt is a long-time leader within the retail organization. We are very optimistic about the manufactured housing industry dynamics and Matt will play a key role in determining our overall go-to-market strategy. I congratulate him on his new role and look forward to our work together in the years ahead."

About Cavco Industries, Inc.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Fairmont, Friendship, Chariot Eagle, Lexington, and Destiny. The Company is also one of the leading producers of park model RVs, vacation cabins and systems-built commercial structures, as well as modular homes. Cavco's mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer, a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; curtailment of available financing from home-only lenders; availability of wholesale financing and limited floor plan lenders; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and our ability to generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages and the pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and turmoil in the credit markets; governmental and regulatory disruption, including federal government shutdowns; extensive regulation affecting manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and the events described in or covered by the SEC subpoenas, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; and losses not covered by our director and officer insurance may be large, adversely impacting financial performance; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2019 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.